                                                                     Exhibit 4.2



                                              As Amended and Restated, including
                                            Amendments through September 1, 2000




                                C-COR.net Corp.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                          EFFECTIVE SEPTEMBER 1, 2000

                                C-COR.net Corp.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                                                            PAGE
                                                                            ----

ARTICLE I

     PURPOSE .................................................................1

ARTICLE II

     DEFINITIONS .............................................................1
     2.1   Accrued Benefit ...................................................1
     2.2   Beneficiary .......................................................1
     2.3   Board .............................................................1
     2.4   Code ..............................................................1
     2.5   Committee .........................................................1
     2.6   Compensation ......................................................1
     2.7   Deferred Compensation .............................................2
     2.8   Deferred Compensation Account .....................................2
     2.9   Deferred Compensation Agreement ...................................2
     2.10  Deferred Compensation Contribution ................................2
     2.11  Disability Retirement .............................................2
     2.12  Distributable Amount ..............................................2
     2.13  Effective Date ....................................................3
     2.14  Eligible Employee .................................................3
     2.15  Employee ..........................................................3
     2.16  Employer ..........................................................3
     2.17  Employer Matching Contribution ....................................3
     2.18  Employer Matching Contribution Account ............................3
     2.19  Entry Date ........................................................3
     2.20  401(k) Plan .......................................................3
     2.21  Late Retirement ...................................................3
     2.22  Normal Retirement .................................................3
     2.23  Participant .......................................................4
     2.24  Plan Benefit ......................................................4
     2.25  Plan Year .........................................................4
     2.26  Termination of Service ............................................4
     2.27  Trust .............................................................4
     2.28  Valuation Date ....................................................4
     2.29  Year of Service ...................................................4

ARTICLE III

     ELIGIBILITY AND PARTICIPATION ...........................................4
     3.1   Eligibility .......................................................4
     3.2   Participation .....................................................4

ARTICLE IV

     ACCRUED BENEFITS ........................................................5
     4.1   Deferred Compensation .............................................5
     4.2   Employer Matching Contributions ...................................5
     4.3   Vesting ...........................................................5
     4.4   Forfeitures .......................................................5
     4.5   Participant Directed Investment Options ...........................6
     4.6   Statement of Account ..............................................6

ARTICLE V

     PLAN BENEFITS ...........................................................6
     5.1   Annual Distribution ...............................................6
     5.2   Termination Benefits ..............................................6
     5.3   Retirement Benefits ...............................................6
     5.4   Death Benefits ....................................................7
     5.5   Valuation of Accrued Benefit for Distributions ....................7
     5.6   Hardship Distributions ............................................7
     5.7   Election of Form of Benefit Payment ...............................7
     5.8   Form of Benefit Payments ..........................................7
     5.9   Withholding for Payroll Taxes .....................................7
     5.10  Commencement of Payments ..........................................8
     5.11  Full Payment of Benefits ..........................................8
     5.12  Payment to Guardian ...............................................8
     5.13  Discretionary In-Kind Distribution ................................8

ARTICLE VI

     BENEFICIARY DESIGNATION .................................................8
     6.1   Beneficiary Designation ...........................................8
     6.2   Amendments ........................................................8
     6.3   No Beneficiary Designation ........................................8
     6.4   Effect of Payment .................................................8
     6.5   Death of Beneficiary ..............................................9

ARTICLE VII

     ADMINISTRATION ..........................................................9
     7.1    Committee ........................................................9
     7.2    Agents ...........................................................9
     7.3    Binding Effect of Decisions ......................................9
     7.4    Indemnity of Committee ...........................................9

ARTICLE VIII

     CLAIMS PROCEDURE ........................................................9
     8.1    Claim ............................................................9
     8.2    Denial of Claim ..................................................9
     8.3    Review of Claim .................................................10
     8.4    Final Decision ..................................................10

ARTICLE IX

     AMENDMENT, MERGER AND TERMINATION OF PLAN ..............................10
     9.1    Amendment of Plan ...............................................10
     9.2    Merger of Plan ..................................................10
     9.3    Termination of Plan .............................................10

ARTICLE X

     MISCELLANEOUS ..........................................................11
     10.1   Unfunded Plan ...................................................11
     10.2   Unsecured General Creditor ......................................11
     10.3   Nonassignability ................................................11
     10.4   Not a Contract of Employment ....................................11
     10.5   Participant Cooperation .........................................11
     10.6   Terms ...........................................................11
     10.7   Captions ........................................................11
     10.8   Governing Law ...................................................11
     10.9   Validity ........................................................12
     10.10  Notice ..........................................................12
     10.11  Successors ......................................................12

                                C-COR.net CORP.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   ARTICLE I

                                    PURPOSE
                                    -------

The purpose of this Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan") is to provide accumulation of supplemental funds for retirement or death on a tax-deferred basis for a select group of management or highly compensated employees (and their beneficiaries) of C-COR.net Corp. (the "Corporation"). It is intended that the Plan will aid in retaining and attracting employees by providing such individuals with these benefits.

                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1  Accrued Benefit. "Accrued Benefit" means the sum of a Participant's
     ---------------
Deferred Compensation Account and Employer Matching Contribution Account.

2.2  Beneficiary.  "Beneficiary" means the person, persons, entity, or
     -----------
entities designated by the Participant to receive any amounts payable from the Participant's Accrued Benefit after the Participant's death.

2.3  Board.  "Board" means the Board of Directors of C-COR.net Corp. (formerly
     -----
C-COR Electronics, Inc.)

2.4  Code.  "Code" means the Internal Revenue Code of 1986, as amended from time
     ----
to time.

2.5  Committee.  "Committee" means those individuals appointed by the Board of
     ---------
Directors to administer this Plan.

2.6  Compensation.  "Compensation" means, for any Plan Year, a Participant's
     ------------
wages as defined in Section 3401(a) of the Code (for purposes of income tax withholding), determined without regard to any rules that limit remuneration included in wages based on the location of the employment or the services performed, subject to the following inclusions and exclusions:

          (a) including Employer contributions made pursuant to a compensation reduction agreement which are not includable in the gross income of an Eligible Employee under Section 125, 132(f), 402(a)(8), 402(h) or 403(b) of the Code;

          (b) excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, welfare benefits, and amounts realized from the exercise of a non-qualified stock option; and

          (c) excluding any wages attributable to periods prior to the effective date of an Eligible Employee's participation in the Plan.

"Profit Incentive Plan Compensation" means that portion of a Participant's Compensation for a Plan Year which represents amounts payable from the Company's Profit Incentive Plan.

2.7  Deferred Compensation.  "Deferred Compensation" means the amount of
     ---------------------
Compensation not yet earned during the Plan Year which the Participant and the Employer mutually agree shall be deferred in accordance with the provisions of this Plan.

2.8  Deferred Compensation Account.  "Deferred Compensation Account" means the
     -----------------------------
individual account maintained on the books of the Employer, or the trustee of the Trust, with respect to a Participant to which amounts deferred from time to time by the Participant pursuant to a Deferred Compensation Agreement are credited, and to which, as of each Valuation Date, the amount of distributions and expenses allocable to such Account are debited. In addition, as of each Valuation Date, each Participant's Deferred Compensation Account shall be credited or debited, as the case may be, with an amount equal to its allocable share of deemed investment gain or loss with respect to the benchmark investment options selected by the Participant from time to time pursuant to Section 4.5.

2.9  Deferred Compensation Agreement.  "Deferred Compensation Agreement" means
     -------------------------------
the agreement between the Employer and the Employee to defer Compensation under the terms of the Plan.

2.10 Deferred Compensation Contribution. "Deferred Compensation Contribution"
     ----------------------------------
means the contribution credited to the Participant's Deferred Compensation Account, determined in accordance with the Deferred Compensation Agreement.

2.11 Disability Retirement.  "Disability Retirement" means retirement from
     ---------------------
service from the Employer by a Participant who has satisfied the requirements for benefits under the Employer's Long Term Disability Plan.

2.12 Distributable Amount.  "Distributable Amount" means the lesser of (i)
     --------------------
a percentage of the maximum amount of additional elective contributions that could be made for the current plan year on behalf of a Participant to the 401(k) Plan consistent with Code Section 402(g), Code Section 415, and the limitations of Code Sections 401(k)(3) and 401(m), or (ii) a Participant's Deferred Compensation for the current Plan Year (exclusive of any earnings thereon). The percentage referred to in (i) above shall be determined in a manner to maximize the elective deferrals under the 401(k) Plan of "highly compensated employees" who are not eligible to participate in this Plan.

2.13 Effective Date.  "Effective Date" means May 1, 1996.
     --------------

2.14 Eligible Employee.  "Eligible Employee" means an Employee who the
     -----------------
Committee determines is a highly compensated employee or a select member of management who, by virtue of their position with the Employer, is uniquely informed as to the Employer's operations and has the ability to materially affect the Employer's profitability and operations.

2.15 Employee.  "Employee" means an individual employed as a common law
     --------
employee of the Employer.

2.16 Employer. "Employer" means C-COR.net Corp. (formerly C-COR Electronics,
     --------
Inc.), a Pennsylvania corporation, and all members of the controlled group of corporations as defined under Code Section 1563 and who have adopted the 401(k) Plan, or any successors to the business thereof.

2.17 Employer Matching Contribution. "Employer Matching Contribution" means the
     ------------------------------
contribution credited to the Participant's Employer Matching Contribution Account and determined in accordance with the provisions of this Plan (without regard to the Code Section 401(a)(17) limitation on compensation).

2.18 Employer Matching Contribution Account. "Employer Matching Contribution
     --------------------------------------
Account" means the individual account maintained on the books of the Employer, or the trustee of the Trust, with respect to a Participant to which Employer Matching Contributions for the Participant are credited, and to which, as of each Valuation Date, the amount of distributions and expenses allocable to such Account are debited. In addition, as of each Valuation Date, the Employer Matching Contribution Account shall be credited or debited, as the case may be, with an amount equal to its allocable share of deemed investment gain or loss with respect to the benchmark investment options selected by the Participant pursuant to Section 4.5.

2.19 Entry Date.  "Entry Date" means the first day of the month immediately
     ----------
following the Plan Year quarter during which the eligibility requirements are first met.

2.20 401(k) Plan. "401(k) Plan" means the C-COR.net Corp. Retirement Savings and
     -----------
Profit Sharing Plan, as it may be amended from time to time.

2.21 Late Retirement. "Late Retirement" means retirement from service with the
     ---------------
Employer after the Participant has attained age 65.

2.22 Normal Retirement.  "Normal Retirement" means retirement from service
     -----------------
of the Employer as of the date the Participant attains age 65.

2.23 Participant.  "Participant" means any individual who is participating
     -----------
or has participated in this Plan and whose Accrued Benefit has not yet been completely distributed.

2.24 Plan Benefit. "Plan Benefit" means the benefit payable to a Participant as
     ------------
determined in accordance with the provisions of this Plan.

2.25 Plan Year.  "Plan Year" means the twelve (12) consecutive month period
     ---------
beginning January 1/st/ and ending December 31/st/.

2.26 Termination of Service.  "Termination of Service" means the severance
     ----------------------
of a Participant's employment prior to Normal Retirement.

2.27 Trust.  "Trust" means the grantor trust established by the Employer
     -----
(if any) for the purpose of accepting contributions under the Plan and to which interest, dividends, and investment gains are added and from which the amount of any distributions, investment loses, and expenses are deducted.

2.28 Valuation Date.  "Valuation Date" means the last business day of each
     --------------
calendar month and each interim date on which the Committee determines that a valuation of a Participant's Deferred Compensation Account and/or Employer Matching Contribution Account shall be made.

2.29 Year of Service.  "Year of Service" means a year of service as defined
     ---------------
in the 401(k) Plan.


                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

3.1  Eligibility.  Eligibility to participate in the Plan is limited to
     -----------
Eligible Employees of the Employer who are designated by the Committee and who have completed six consecutive months of employment.

3.2  Participation.
     -------------

     (a)  Form of Deferral.  An Eligible Employee may become a Participant by
          ----------------
     properly executing a Deferred Compensation Agreement and filing such Agreement with the Committee. The Deferred Compensation Agreement shall be effective as of the first day of the payroll period immediately following the first day of the next Plan Year or, if earlier, the first day of the first payroll period immediately following the Participant's Entry Date.

     (b)  Modification of Deferred Compensation Agreements.  A Deferred
          ------------------------------------------------
     Compensation Agreement will remain in effect for the initial Plan Year and each Plan Year thereafter, until it is revoked. A Deferred Compensation Agreement may not be changed with respect to the Plan Year, except that such Agreement may be revoked in its entirety for the remainder of the Plan Year. In this instance, a new Deferred Compensation Agreement may not be executed until an election for the next Plan Year can be made.

                                  ARTICLE VI

                               ACCRUED BENEFITS
                               ----------------

4.1  Deferred Compensation.  The amount of Compensation that a Participant
     ---------------------
elects to defer pursuant to a Deferred Compensation Agreement shall be made by payroll deduction and credited to the Participant's Deferred Compensation Account as the non-deferred Compensation to which it relates becomes payable. The Deferred Compensation shall be credited to the Deferred Compensation Account no later than the date that the amounts would have been credited to the 401(k) Plan if they were elective deferrals to that plan. The amount of Compensation for a Plan Year that a Participant may elect to defer must be stated in whole percentages and is limited to the following maximum amounts:

          (a) thirty percent (30%) of the Participant's total Compensation, unless he has made a separate election with respect to his Profit Incentive Plan Compensation, in which case the limitation under this subsection (a) shall be thirty percent (30%) of the Participant's Compensation other than his Profit Incentive Plan Compensation; and

          (b) in accordance with a separate election included as part of his Deferred Compensation Agreement, one hundred percent (100%) of the Participant's Profit Incentive Plan Compensation.

4.2  Employer Matching Contributions.  The Employer will contribute an
     -------------------------------
Employer Matching Contribution on behalf of each Participant. The amount of the Employer Matching Contribution will be equal to the 401(k) Plan employer matching contribution, as defined in the 401(k) Plan (but ignoring the Code
Section 401(a)(17) compensation limitation), applied to the sum of the Participant's Deferred Compensation under this Plan and the Participant's elective deferrals to the 401(k) Plan, less matching contributions made by the Employer to the 401(k) Plan. The Employer Matching Contribution will be credited to the Participant's Employer Matching Contribution Account at the same time it would have been contributed to the Participant's account in the 401(k) Plan.

4.3  Vesting.  A Participant will always be 100% vested in his Deferred
     -------
Compensation Account. A Participant will vest in his Employer Matching Contribution Account on the following schedule:

     Completed Years of Service     Vested Percentage
     --------------------------     -----------------

     Less than 1 year                       0%
     1 year but less than 2 years          20%
     2 years but less than 3 years         40%
     3 years but less than 4 years         60%
     4 years but less than 5 years         80%
     5 years or more                      100%

4.4  Forfeitures.  If a Participant (a) receives a distribution from the Plan
     -----------
(other than the annual distribution described in Section 5.1 or a hardship distribution described in Section 5.6) of the vested portion of his Accrued Benefit or (b) receives a payment from the Employer following his termination of employment pursuant to a Change in Control agreement equal to the value of the nonvested portion of his Accrued Benefit (without regard to whether the vested portion of his Accrued Benefit is distributed to him at such time), that portion of his Accrued Benefit which is not vested at such time shall be forfeited, and shall not be restored in the event the Participant should return to employment covered by the Plan. If such nonvested amounts are held in the Trust, they will either be used to pay expenses of the Plan or to offset the Employer's obligation to make Employer Matching Contributions for other Participants.

4.5  Participant Directed Investment Options.  Each Participant shall have the
     ---------------------------------------
opportunity to designate the benchmark(s) by which his Accrued Benefit will be credited or debited to reflect deemed investment gain or loss, by selecting among the investment options designated by the Committee from time to time in multiples of ten percent (10%). The Participant may make changes to such investment options, both as to the investment benchmark(s) for new contributions and/or to change prospectively the investment benchmark(s) for amount already credited to his Deferred Contribution and Employer Matching Contribution Accounts, by making elections in accordance with procedures adopted by the Committee for this purpose. Such changes may be made on a monthly basis throughout the Plan Year (or more frequently to the extent the Committee so permits), such changes to be effective as of the first day of the calendar month following the date notice of the desired change is received by the Committee or its delegate for this purpose (or otherwise as may be provided for by the Committee).

4.6  Statement of Account.  The Committee shall submit to each Participant, as
     --------------------
soon as practicable after each Valuation Date and at such other time as determined by the Committee, a statement setting forth the balance to the credit of the Accrued Benefit maintained for a Participant.


                                   ARTICLE V

                                 PLAN BENEFITS
                                 -------------

5.1  Annual Distribution.  The Employer shall pay the Distributable Amount to
     -------------------
each Participant by March 15 of the following Plan Year, unless the Participant has elected pursuant to a properly executed salary reduction agreement to contribute some or all of such Distributable Amount to the 401(k) Plan. In the event that a Participant has properly executed such a salary reduction agreement, the appropriate portion of the Distributable Amount and the corresponding Employer Matching Contribution (exclusive of earnings) shall be paid to the 401(k) Plan.

5.2  Termination Benefits.  The Employer shall pay a Plan Benefit equal to the
     --------------------
amount of the Participant's vested Accrued Benefit to each Participant upon Termination of Service.

5.3  Retirement Benefits.  The Employer shall pay a Plan Benefit equal to the
     -------------------
amount of the Participant's Accrued Benefit to each participant who separates from service on account of Disability, Normal, or Late Retirement.

5.4  Death Benefits.  Upon the death of a Participant, the Employer shall pay
     --------------
to the Participant's Beneficiary an amount determined as follows:

     (a) If the Participant dies after separation from employment with the Employer, the amount payable shall be equal to the remaining unpaid balance of the Participant's Accrued Benefit.

     (b) If the Participant dies prior to separation from employment with the Employer, the amount payable shall be the Participant's Accrued Benefit at the time death occurs.

5.5  Valuation of Accrued Benefit for Distributions.  For purposes of making
     ----------------------------------------------
distributions, Plan Benefits shall be valued as of the Valuation Date immediately following the date as of which a Participant becomes eligible for a Plan Benefit unless the Committee, in its sole discretion, decides otherwise.

5.6  Hardship Distributions.  Upon a finding that a Participant has suffered a
     ----------------------
financial hardship, the Committee may, in its sole discretion, allow distributions from the Participant's vested Accrued Benefit prior to the time specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the financial hardship. Following a hardship distribution, a Participant's Deferred Compensation Agreement will be canceled and no further Compensation may be deferred for the remainder of the Plan Year.

5.7  Election of Form of Benefit Payment.  Plan Benefits shall be paid in one
     -----------------------------------
of the forms provided in Paragraph 5.8 as elected by the Participant, unless the Committee, in its sole discretion, selects an alternative method. The Participant shall elect the form of benefit payment prior to filing his initial Deferred Compensation Agreement with the Committee. A participant who fails to elect the form of benefit payment shall be deemed to have elected a Plan Benefit in the form of a lump-sum payment. The Participant's form of benefit election shall be irrevocable, unless the Committee, in its sole discretion, decides otherwise. Plan Benefits payable pursuant to paragraph 5.4(a) shall be paid in the same form as prior to the Participant's death, unless the Committee in its sole discretion decides to pay benefits in a lump-sum.

5.8  Form of Benefit Payments.
     ------------------------

     (a)  Annual installments over a period not extending beyond the shorter of
     (i) 10 years or (ii) the Participant's life expectancy or the joint and last survivor expectancy of the Participant and his Beneficiary. Payment shall be determined each year based upon the amount of the Participant's Accrued Benefit as of the prior December 31 and the remaining number of payment periods, or

     (b)  A lump-sum payment.

5.9  Withholding for Payroll Taxes.  The Employer shall withhold from Plan
     -----------------------------
Benefits any income or employment taxes required to be withheld from a Participant's wages.

5.10 Commencement of Payments. Payment shall commence as soon as practicable
     ------------------------
following the end of the Plan Year quarter in which a Participant becomes eligible for a Plan Benefit, unless the Committee, in its sole discretion, decides otherwise.

5.11 Full Payment of Benefits.  Notwithstanding any other provision of this
     ------------------------
Plan, payment of benefits shall commence no later than sixty (60) days following a Participant's Late Retirement date.

5.12 Payment to Guardian. If a Plan Benefit is payable to a minor or a person
     -------------------
declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan Benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such Plan Benefit.

5.13 Discretionary In-Kind Distribution.  The Committee may, in its sole
     ----------------------------------
discretion pursuant to the request of a Participant, direct the Company or the trustee of the Trust to pay that portion of a Participant's Accrued Benefit which is measured by the investment benchmark of C-COR.net Corp. common stock, in the form of shares of C-COR.net Corp. common stock, subject to such restrictions on transfer as the Committee may deem necessary or appropriate to comply with legal requirements. Such payment shall be in full satisfaction of that portion of the Participant's Accrued Benefit represented by such investment benchmark.

                                  ARTICLE VI

                            BENEFICIARY DESIGNATION
                            -----------------------

6.1  Beneficiary Designation.  Each Participant shall have the right, at any
     -----------------------
time, to designate any person, persons, entity or entities as his Beneficiary (both primary and contingent) to whom payment under this Plan shall be paid in the event of death prior to complete distribution of the Participant's Plan Benefit. Each beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

6.2  Amendments.  Any Beneficiary designation may be changed by a Participant
     ----------
without the consent of any designated Beneficiary by the filing of a new Beneficiary Designation with the Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary Designations previously filed.

6.3  No Beneficiary Designation.  If any Participant fails to designate a
     --------------------------
Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant predeceases the Participant, the Committee, in its discretion, shall direct the Employer to distribute such Participant's Plan Benefit to the Participant's estate.

6.4  Effect of Payment.  Payment to the Beneficiary or payment as provided in
     -----------------
Section 6.3 above shall completely discharge the Employee's obligations under this Plan.

6.5  Death of Beneficiary. Following commencement of payment of Plan Benefits,
     --------------------
if the Beneficiary designated by a deceased Participant dies before receiving complete distribution of the Plan Benefit, the Committee shall direct the Employer to distribute the balance of such Plan Benefit:

     (a) As designated by the Beneficiary in a written form prescribed by the Committee which is effective only when filed with the Committee during the Beneficiary's lifetime; or

     (b) If the Beneficiary shall not have made such designation, then to the Beneficiary's estate.


                                  ARTICLE VII

                                ADMINISTRATION
                                --------------

7.1  Committee.  This Plan shall be administered by the Committee.  Members of
     ---------
the Committee may be Participants under the Plan.

7.2  Agents.  The Committee may appoint an individual to be the Committee's
     ------
agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

7.3  Binding Effect of Decisions.  The decision or action of the Committee
     ---------------------------
with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

7.4  Indemnity of Committee.  The Employer shall indemnify and hold harmless
     ----------------------
each of the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by such members of the Committee.


                                  ARTICLE VII

                               CLAIMS PROCEDURE
                               ----------------

8.1  Claim.  Any person claiming a Plan Benefit, requesting an interpretation
     -----
or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

8.2  Denial of Claim.  If the claim or request is denied, the written notice
     ---------------
of denial shall be made within ninety (90) days of the date of receipt of such claim or request by the Committee and shall state:

     (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

     (b) A description of any additional material or information required and an explanation of why it is necessary.

     (c)  An explanation of the Plan's claim review procedure.

8.3  Review of Claim.  Any person whose claim or request is denied or who has
     ---------------
not received a response within ninety (90) days may request review by notice given in writing to the Committee within sixty (60) days of receiving a response or one hundred fifty (150) days from the date the claim was received by the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4  Final Decision.  The decision on review shall normally be made within
     --------------
sixty (60) days after the Committee's receipt of a request for review. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days after the Committee's receipt of a request for review. The decision shall be in writing and shall state the reasons and relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                                  ARTICLE IX

                   AMENDMENT, MERGER AND TERMINATION OF PLAN
                   -----------------------------------------

9.1  Amendment of Plan.  The Board may at any time amend the Plan in whole or
     -----------------
in part, provided, however, that no amendment shall be effective to decrease or restrict any Accrued Benefit maintained pursuant to any existing Deferred Compensation Agreement under the Plan.

9.2  Merger of Plan.  The Board may at any time merge the Plan and its related
     --------------
Trust (if any) into another non-qualified plan maintained by the Employer or any member of the controlled group of corporations as defined in Code Section 1563.

9.3  Termination of Plan.  The Board may at any time terminate the Plan with
     -------------------
respect to new deferral elections or in its entirety if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan or potential payments thereunder would not be in the best interests of the Employer. If the Plan is terminated in its entirety, each Participant shall be 100% vested in the value of their Accrued Benefit. Upon such termination, each participant will receive the value of their Accrued Benefit in the form of a lump-sum payment to be made no later than 120 days following the termination date.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

10.1 Unfunded Plan. This Plan is intended to be an unfunded Plan maintained
     -------------
primarily to provide Deferred Compensation benefits for a select group of management employees or highly compensated employees. This Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to Eligible Employees who have elected to participate in the Plan.

10.2 Unsecured General Creditor. Employer's obligation under the Plan shall be
     --------------------------
merely that of an unfunded and unsecured promise of Employer to pay money in the future.

10.3 Nonassignability. Neither a Participant nor any other person shall have any
     ----------------
right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or separation for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or an other person's bankruptcy or insolvency.

10.4 Not a Contract of Employment. The terms and conditions of this Plan shall
     ----------------------------
not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or the Participant's Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

10.5 Participant Cooperation. A Participant will cooperate with the Employer by
     -----------------------
furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder and such other action as may be requested by the Employer.

10.6 Terms. Whenever any words are used herein in the masculine, they shall be
     -----
construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.7 Captions.  The captions of articles, sections and paragraphs of this
     --------
Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.8 Governing Law. The provisions of this Plan shall be construed and
     -------------
interpreted according to the laws of the Commonwealth of Pennsylvania.

10.9  Validity.  In case any provision of this Plan shall be held illegal or
      --------
invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10 Notice.  Any notice or filing required or permitted to be given to the
      ------
Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the President of the Employer, or the Employer's Statutory Agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of three (3) days following the date shown on the postmark or on the receipt for registration or certification.

10.11 Successors.  The provisions of this Plan shall bind and inure to the
      ----------
benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

IN WITNESS WHEREOF, and pursuant to resolution of the Board of Directors of the undersigned corporation, such corporation has caused this instrument to be executed by its duly authorized officer effective as of May 1, 1996.


                                    C-COR.net Corp.



                                    By: /s/ Chris A. Miller
                                       ----------------------
                                       Chris A. Miller
                                       Vice President Finance